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                                                                    EXHIBIT 10.2

                                      NOTE


$80,000,000                                                    December 17, 1999

         FOR VALUE RECEIVED, HCC INSURANCE HOLDINGS, INC. ("Maker"), a Delaware corporation, promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Payee"), a national banking association, at its principal office at 201 Third Street, MAC 0187-081 San Francisco, CA 94103, or at such other address as Payee may specify in written notice give to Maker in accordance with the applicable provisions hereof, in immediately available funds and in lawful money of the United States of America, the principal sum of Eighty Million Dollars ($80,000,000) (or the unpaid balance of all principal advanced against this note, if that amount is less), together with interest as follows: (a) interest on the unpaid principal balance of this note from time to time outstanding at the Stated Rate and interest on all past due amounts, both principal and accrued interest, from the respective due dates thereof until paid at the Past Due Rate and (b) the Additional Interest; provided, that for the full term of this note the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the debt evidenced hereby (including, but not limited to, all interest on this note at the Stated Rate plus the Additional Interest) shall not exceed the Ceiling Rate.

         1. Definitions. As used in this note, the following terms shall have the respective meanings indicated:

         (a) "Additional Interest" means the aggregate of all amounts accrued or paid pursuant to this note or any of the other Loan Documents (other than interest on this note at the Stated Rate) which, under applicable laws, are or may be deemed to constitute interest on the indebtedness evidenced by this note.

         (b) "Base Rate" means for any day a rate per annum equal to the lesser of (a) the greater of (1) the Prime Rate for that day or (2) the Federal Funds Rate for that day plus 1/2 of 1% or (b) the Ceiling Rate. If for any reason Payee shall have determined (which determination shall create a rebuttable presumption as to the accuracy thereof) that it is unable to ascertain the Federal Funds Rate for any reason, including, without limitation, the inability or failure of Payee to obtain sufficient quotations in accordance with the terms hereof (and in such event, Payee shall furnish written evidence to Maker showing how Payee made such determination), the Base Rate shall, until the circumstances giving rise to such inability no longer exist, be the lesser of (a) the Prime Rate or (b) the Ceiling Rate.

         (c) "Business Day" means any day other than a day on which commercial banks are authorized or required to close in New York City, New York, Houston, Texas or San Francisco, California.

         (d) "Ceiling Rate" means, on any day, the maximum nonusurious rate of interest permitted for that day by whichever of applicable federal or Texas (or any jurisdiction whose usury laws are deemed to apply to this note or any other Loan Documents despite the intention and desire of the parties to apply the usury laws of the State of Texas) laws permits the higher interest rate,



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stated as a rate per annum. On each day, if any, that Chapter 1D establishes the
Ceiling Rate, the Ceiling Rate shall be the "weekly ceiling" (as defined in ss.303 of the Texas Finance Code) for that day. Payee may from time to time, as to current and future balances, implement any other ceiling under the Texas Finance Code or Chapter 1D by notice to Maker, if and to the extent permitted by the Texas Finance Code or Chapter 1D. Without notice to Maker or any other person or entity, the Ceiling Rate shall automatically fluctuate upward and downward as and in the amount by which such maximum nonusurious rate of interest permitted by applicable law fluctuates.

         (e) "Chapter 1D" means Chapter 1D of Title 79, Texas Rev. Civ. Stats. 1925, as amended.

         (f) "Event of Default" means the occurrence of any of the following events:

             (i)    an Event of Default (as defined in the Loan Agreement); or

             (ii) failure of Maker to make any payment of any installment of principal on this note when due; or

             (iii) failure of Maker to make (x) any payment of interest with respect to this note when due or (y) any payment of or with respect to any fee, expense or any other amount under this note or the other Loan Documents when due and such failure to pay under this clause (iii) continues unremedied for a period of three (3) Business Days; or

             (iv) any representation or warranty made or deemed made by or on behalf of Maker in this note or in any certificate furnished or made by Maker to Payee in connection herewith shall prove to have been incorrect, false or misleading in any material respect as of the date thereof or as of the date as of which the facts therein set forth were stated or certified or deemed stated or certified.

         (g) "Federal Funds Rate" means, for any day, a fluctuating interest rate per annum equal for such day to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any such day which is a Business Day, the average of the quotations for such day on such transactions received by Payee from three Federal funds brokers of recognized standing selected by Payee in its sole and absolute discretion.

         (h) "Loan Agreement" means that certain Loan Agreement dated concurrently herewith among Maker, certain signatory financial institutions named therein, WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION, as Administrative Agent and Lead Arranger, FIRST UNION NATIONAL BANK, as Syndications Agent, BANK OF AMERICA, N.A., as Documentation Agent, THE BANK OF NEW YORK, as Senior Managing Agent, BANK ONE, NA, as Co-Agent, and DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, as Co-Agent. The terms and provisions of the Loan Agreement shall continue in full force and effect for purposes of the incorporation by reference of certain terms thereof in this note notwithstanding payment in full of the Obligations (as defined in the Loan Agreement), termination of the Revolving



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Loan Commitments (as defined in the Loan Agreement) and termination of the Loan
Agreement by its own express terms until such time as, in addition to the foregoing event, this note shall have been paid in full.

         (i) "Loan Documents" means, collectively, this note, that certain Notice of Entire Agreement dated concurrently herewith executed by and between Maker and Payee, all instruments, certificates and agreements now or hereafter executed or delivered by Maker to Payee pursuant to any of the foregoing or in connection with the obligations under this note or any commitment regarding the obligations under this note, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

         (j) "Maturity Date" means the maturity of this note, March 13, 2000.

         (k) "Past Due Rate" means, on any day, a rate per annum equal to the lesser of (i) the Ceiling Rate for that day or (ii) the Stated Rate plus three percent (3%).

         (l) "Prime Rate" means, on any day, the prime rate for that day as determined from time to time by Payee at its principal office in San Francisco, California. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate or a favored rate, and Payee disclaims any statement, representation or warranty to the contrary. Payee may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

         (m) "Stated Rate" means, on any day, a rate per annum equal to the Base Rate for that day minus 1/4 of 1%, provided, that if on any day the Base Rate for that day minus 1/4 of 1% shall exceed the Ceiling Rate for that day, the Stated Rate shall be fixed at the Ceiling Rate on that day and on each day thereafter until the total amount of interest accrued at the Stated Rate on the unpaid principal balance of this note plus the Additional Interest equals the total amount of interest which would have accrued if there had been no Ceiling Rate. Without notice to Maker or any other person or entity, the Stated Rate shall automatically fluctuate upward and downward in accordance with the provisions of this Subparagraph.

         2. Advances. The unpaid principal balance of this note at any time shall be the total of all amounts lent or advanced against this note less the amount of all payments or prepayments made on the unpaid principal of this note and by or for the account of Maker. All loans and advances and all payments and prepayments made hereon may be endorsed by the holder of this note on a schedule which may be attached hereto (and thereby made a part hereof for all purposes) or otherwise recorded in the holder's records; provided, that any failure to make notation of any loan or advance hereunder shall not cancel, limit or otherwise affect Maker's obligations or any holder's rights with respect to that loan or advance and, provided further, that any failure to make a notation of any payment or prepayment of principal shall not cancel, limit or otherwise affect Maker's entitlement to credit for that payment as of the date received by the holder. Amounts repaid hereunder may not be reborrowed. Advances hereunder shall be used solely to effectuate the acquisition by Maker of all outstanding equity interests in and to Centris Group, Inc. Payee shall not be required to make more than one (1) advance hereunder. As a condition precedent to any advance hereunder, Maker must deliver to Payee evidence reasonably satisfactory to Payee that (i) the aggregate purchase price of all outstanding equity interests in and to Centris Group, Inc. will not exceed $150,000,000, (ii) Maker shall have obtained the necessary number of shares of Centris




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Group, Inc. through tender offer to definitively effectuate a merger and (iii)
all applicable regulatory agencies shall have approved the transactions herein contemplated and the acquisition of Centris Group, Inc.

         3.  Mandatory Payments of Principal and Interest.

         (a) On the Maturity Date, the entire unpaid principal balance of this note and all accrued and unpaid interest on the unpaid principal balance of this note shall be due and payable.

         (b) All payments hereon made pursuant to this Paragraph shall be applied first to accrued interest, the balance to principal.

         (c) If any payment provided for in this note shall become due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest on this note.

         4. Prepayments. Maker shall have the right to prepay, on any Business Day, without the payment of any penalty or fee, the entire unpaid principal balance of this note and all accrued and unpaid interest on the unpaid principal balance of this note. Partial prepayments are not permitted. Any prepayment hereon shall be applied first to accrued interest and the balance to the principal.

         5. Indemnification. Maker shall indemnify Payee and each affiliate of Payee and Payee's directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY INDEMNIFIED PARTIES, insofar as such losses, liabilities, claims or damages arise out of or result from any (i) actual or proposed use by Maker of the proceeds of any extension of credit by Payee hereunder; (ii) breach by Maker of this note or any other Loan Document; (iii) violation by Maker of any legal requirement, or (iv) investigation, litigation or other proceeding relating to any of the foregoing, and Maker shall reimburse Payee and each affiliate of Payee and Payee's directors, officers, employees and agents, upon demand for any reasonable expenses (including reasonable legal fees) incurred in connection with any such investigation or proceeding; provided, however, that Maker shall not have any obligations pursuant to this Paragraph with respect to any losses, liabilities, claims, damages or expenses incurred by the person or entity seeking indemnification by reason of the gross negligence or willful misconduct of that person or entity. Nothing in this Paragraph is intended to limit the obligations of Maker under any other provision of this note.

         6. No Usury Intended; Spreading. Notwithstanding any provision to the contrary contained in this note or any of the other Loan Documents, it is expressly provided that in no case or event shall the aggregate of (i) all interest on the unpaid balance of this note, accrued or paid from the date hereof and (ii) the aggregate of any other amounts accrued or paid pursuant to this note or any of the other Loan Documents, which under applicable laws are or may be deemed to constitute interest upon the indebtedness evidenced by this note from the date hereof, ever exceed the Ceiling Rate. In this connection, Maker and Payee stipulate and agree that it is their common and overriding intent to contract in strict compliance with applicable federal and Texas usury laws (and the usury



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laws of any other jurisdiction whose usury laws are deemed to apply to this note or any of the other Loan Documents despite the intention and desire of the parties to apply the usury laws of the State of Texas). In furtherance thereof, none of the terms of this note or any of the other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Ceiling Rate. Maker or other parties now or hereafter becoming liable for payment of the indebtedness evidenced by this note shall never be liable for interest in excess of the Ceiling Rate. If, for any reason whatever, the interest paid or received on this note during its full term produces a rate which exceeds the Ceiling
Rate, the holder of this note shall credit against the principal of this note (or, if such indebtedness shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid on this note to produce a rate equal to the Ceiling
Rate. All sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of this note, so that the interest rate does not exceed the Ceiling Rate. The provisions of this Paragraph shall control all agreements, whether now or hereafter existing and whether written or oral, between Maker and Payee.

         7. No Waiver by Payee. No delay or omission of Payee or any other holder hereof to exercise any power, right or remedy accruing to Payee or any other holder hereof shall impair any such power, right or remedy or shall be construed to be a waiver of the right to exercise any such power, right or remedy. Payee's right to accelerate this note for any late payment or Maker's failure to timely fulfill its other obligations hereunder or under the other Loan Documents shall not be waived or deemed waived by Payee by Payee's having accepted a late payment or late payments in the past or Payee otherwise not accelerating this note or exercising other remedies for Maker's failure to timely perform its obligations hereunder or under the other Loan Documents. Payee shall not be obligated or be deemed obligated to notify Maker that it is requiring Maker to strictly comply with the terms and provisions of this note and the other Loan Documents before accelerating this note and exercising its other remedies hereunder or under the other Loan Documents because of Maker's failure to timely perform its obligations under this note and the other Loan Documents.

         8. Default. If any Event of Default occurs which has not been cured or waived, Payee may, at its option, exercise any or all rights, powers and remedies afforded under any Loan Document and by law, including the right to declare the unpaid balance of principal and accrued interest on this note at once mature and payable.

         9. Waivers by Maker and Others. Except to the extent, if any, that notice of default is expressly required herein or in any of the other Loan Documents, Maker and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such person agrees that its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or to maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.


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         10. Paragraph Headings. Paragraph headings appearing in this note are for convenient reference only and shall not be used to interpret or limit the meaning of any provision of this note.

         11. Calculation of Interest. All interest required to be calculated or determined under this note shall be computed on the basis of the actual number of days elapsed in a year consisting of 360 days, unless the Ceiling Rate would thereby be exceeded, in which event, to the extent necessary to avoid exceeding the Ceiling Rate, the applicable interest shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which accrued.

         12. Choice of Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS FROM TIME TO TIME IN EFFECT.

         13. Successors and Assigns. This note and all the covenants and agreements contained herein shall be binding upon, and shall inure to the benefit of, the respective successors and assigns of Maker and Payee.

         14. Records of Payments. The records of Payee shall be prima facie evidence of the amounts owing on this note.

         15. Severability. If any provision of this note is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this note shall not be affected thereby, and this note shall be liberally construed so as to carry out the intent of the parties to it.

         16. Notices. Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering it against receipt for it, by depositing it with an overnight delivery service or by depositing it in a receptacle maintained by the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, addressed to the respective parties as follows (and if so given, shall be deemed given on the second business day after mailing):

             If to Maker:

             HCC Insurance Holdings, Inc.
             13403 Northwest Freeway
             Houston, Texas 77040
             Attention: General Counsel


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             If to Payee:

             Wells Fargo Bank, National Association
             201 Third Street, MAC 0187-081
             San Francisco, CA   94103

             with a copy to:

             Wells Fargo Bank (Texas), National Association
             1000 Louisiana, 3rd Floor
             Houston, 77002
             Attention: Jonathan C. Homeyer

Maker's address for notice may be changed at any time and from time to time, by providing written notice to Payee and shall be the most recent such address furnished in writing by Maker to Payee. Payee's address for notice may be changed at any time and from time to time, by providing written notice to Maker and shall be the most recent such address furnished in writing by Payee to Maker. Actual notice, however and from whomever given or received, shall always be effective when received.

         17. Certain Representations. This note is the legal, valid and binding obligation of Maker, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency and other similar laws and judicial decisions affecting creditors' rights generally and by general equitable principles. The execution, delivery and performance of this note (a) have all been duly authorized by all necessary action; (b) are within the power and authority of Maker; (c) do not and will not contravene or violate any legal requirement applicable to Maker or the organizational documents of Maker, the contravention or violation of which could have a material adverse effect on the business, condition (financial or otherwise), operations or properties of Maker; (d) do not and will not result in the breach of, or constitute a default under, any material agreement or instrument by which Maker or any of its property may be bound or affected, and (e) do not and will not result in the creation of any lien or security interest upon any property of Maker, except in favor of Payee. All necessary permits, registrations and consents for such making and performance have been obtained.



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         18. Business Loans. Maker warrants and represents to Payee and all other holders of this note that all advances under this note are and will be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter 1D.


                                         HCC INSURANCE HOLDINGS, INC.,
                                         a Delaware corporation


                                         By:
                                            -----------------------------------
                                                 Frank J. Bramanti,
                                                 Executive Vice President




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